UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2026

Inspirato Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-39791	85-2426959
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1544 Wazee Street Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

(303) 839-5060
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	ISPO	The Nasdaq Stock Market LLC
Warrants to purchase Class A common stock	ISPOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item. 5.07 Submission of Matters to a Vote of Security Holders.
On February 2, 2026, Inspirato Incorporated, a Delaware corporation (the “Company”), held a special meeting of stockholders (the “Special Meeting”) to consider and vote upon certain proposals relating to the proposed merger of the Company with Boomerang Merger Sub, Inc., a Delaware corporation (“Merger Sub”), a wholly owned subsidiary of Exclusive Investments, LLC, a Delaware limited liability company (“Parent”), pursuant to that certain Agreement and Plan of Merger, dated as of December 16, 2025 (the “Merger Agreement”), by and among Parent, Merger Sub and the Company. Pursuant to the Merger Agreement, Merger Sub merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent (the “Merger”).

As of December 23, 2025, the record date of the Special Meeting, there were approximately 12,568,022 shares of the Company’s Class A common stock outstanding and entitled to vote, and each share was entitled to one vote for each proposal at the Special Meeting. A total of 8,642,115 shares of Class A common stock (approximately 68.76% of the outstanding shares) were represented at the Special Meeting by remote communication or by proxy, constituting a quorum for the transaction of business at the Special Meeting. The final voting results for each proposal submitted to the stockholders are set forth below:

Proposal 1 (the Merger Proposal): To approve the adoption of the Merger Agreement, pursuant to which Merger Sub will merge with and into Inspirato, with Inspirato surviving as a wholly owned, indirect subsidiary of Exclusive Investments:

For	Against	Abstain	Broker Non-Votes
8,618,762	22,321	1,032	—

Proposal 2 (the Merger-Related Compensation Proposal): To vote on an advisory (non-binding) proposal to approve the compensation that may be paid or become payable to Inspirato’s named executive officers that is based on or otherwise related to the Merger:

For	Against	Abstain	Broker Non-Votes
7,319,024	807,456	515,635	—

Proposal 3 (the Adjournment Proposal): To consider and vote on a proposal to approve any adjournment of the Special Meeting for the purposes of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the Merger Proposal:

For	Against	Abstain	Broker Non-Votes
8,605,385	35,707	1,023	—

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	No.	Description
104		Cover Page Interactive Data File (formatted in Inline XBRL and included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPIRATO INCORPORATED

Date: February 2, 2026	By:	/s/ Brent Wadman
	Name:	Brent Wadman
	Title:	General Counsel